Exhibit 99.3
NOVEMBER 1, 2023 THIRD QUARTER 2023 FINANCIAL RESULTS

Edison International | Third Quarter 2023 Earnings Call 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification, which is required to benefit from certain provisions of California Assembly Bill 1054 (“AB 1054”); • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that AB 1054 does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, contractor performance, and cost overruns; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost or to maintain its customer funded self-insurance program, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Edison International | Third Quarter 2023 Earnings Call 2 Third Quarter Key Messages $0.40 Q3 GAAP EPS $1.38 Q3 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20283 Reiterated 5–7% Core EPS CAGR 2021–20252 1 Reaffirmed $4.55–4.85 2023 Core EPS Guidance1 YTD performance on track to deliver on 2023 core EPS guidance1 2 Achieved milestone in industry-leading wildfire mitigation program: Over 5,200 miles of covered conductor now installed 3 Filed $2.4 billion cost recovery application for TKM events; revised best estimate of expected losses, resulting in net after-tax charge of $323 million 4 GRC Track 4 settlement pending approval; provides substantial clarity on 2024 revenue and rate base 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 3. Compound annual growth rate (CAGR) based on the midpoint of the 2025 EPS guidance range of $5.50–5.90 2

In August, SCE filed first 2017/2018 cost recovery application ($2.4Bn), proposing CPUC decision in early 2025

3Q Update: Best estimate adjusted by $475MM

Driven by settlements being resolved at higher levels than originally estimated and assuming trend continues; and have more refined information about claim types

Application for TKM events in progress[1]

Request:

- $2.4 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - <u>TKM Application</u>: ~$1.50/month for average residential customer bill (vs. current average non-CARE residential bill of ~$175)
  - System average rate sensitivity: *Less than* half a penny per kWh for each $1 billion of recovery (vs. current system average rate of 26.5¢/kWh)

Separate application for Woolsey

Substantial progress resolving claims

$ in Billions, as of September 30, 2023



9.3
Remaining[2]
0.7
Resolved
5.7
0.5
2.4
Cost recovery request of ~$6.4 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through September 30, 2023, including under the agreement with the Safety and Enforcement Division of the CPUC

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Edison International | Third Quarter 2023 Earnings Call 4 40% Average savings on household energy expenses +80% Growth in electricity demand 95% of buildings are electrified 3x More utility-scale clean energy vs. today Up to 4x & 10x Historical pace of transmission & distribution project additions 90% of vehicles are electrified Countdown to 2045 makes it clear that the electric grid must expand rapidly and integrate new clean energy technologies

Third Quarter Earnings Summary

	Q3 2023	Q3 2022	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 0.62	$ (0.21)	$ 0.83
EIX Parent & Other	(0.22)	(0.12)	(0.10)
Basic EPS	**$ 0.40**	**$ (0.33)**	**$ 0.73**
Less: Non-core Items[1]			
SCE	$ (0.98)	$ (1.84)	$ 0.86
EIX Parent & Other	—	0.03	(0.03)
Total Non-core Items	**$ (0.98)**	**$ (1.81)**	**$ 0.83**
Core Earnings Per Share (EPS)			
SCE	$ 1.60	$ 1.63	$ (0.03)
EIX Parent & Other	(0.22)	(0.15)	(0.07)
Core EPS	**$ 1.38**	**$ 1.48**	**$ (0.10)**

Key SCE EPS Drivers[2]		
Lower revenue[3,4]		$ (0.05)
GRC escalation	0.20	
Other CPUC revenue	(0.27)	
FERC and other operating revenue	0.02	
Lower O&M[4]		0.07
Lower depreciation[4]		0.16
Higher net financing costs[4]		(0.17)
Income taxes[3]		(0.12)
Other		0.08
Property and other taxes[4]	(0.02)	
Other income and expenses	0.10	
Total core drivers		$ (0.03)
Non-core items[1]		0.86
Total		$ 0.83

EIX EPS[2]	
EIX Parent and Other	(0.07)
Total core drivers	$ (0.07)
Non-core items[1]	(0.03)
Total	$ (0.10)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2023 third quarter key EPS drivers are reported based on 2022 weighted-average share count of 381.6 million. 2023 third quarter weighted-average shares outstanding is 383.4 million
3. Includes $0.11 higher revenue related to lower tax benefits subject to balancing accounts and offset with income taxes
4. Includes $(0.24) recovered through regulatory mechanisms and offset with O&M $0.06, interest expense $0.19 and property and other taxes $(0.01)

Note: Diluted earnings (loss) were $0.40 and $(0.33) per share for the three months ended September 30, 2023 and 2022, respectively

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Edison International | Third Quarter 2023 Earnings Call 6 Capital deployment expected to increase in 2025–20281 Range Case2 $5.3 $5.6 $6.6 $6.9 $6.9 $6.5 $5.5 $6.0 $7.5 $8.2 $8.3 $7.8 2023 2024 2025 2026 2027 2028 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside 1. Forecast for 2024 reflects settlement of track 4 of SCE’s 2021 GRC. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations CPUC GRC FERC Other Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

Edison International | Third Quarter 2023 Earnings Call 7 GRC request supports ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures $41.3 $43.9 $49.5 $53.2 $57.0 $60.9 2023 2024 2025 2026 2027 2028 CPUC GRC FERC Other ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 $41.1 $43.3 $48.0 $50.4 $52.8 $55.4 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

Edison International | Third Quarter 2023 Earnings Call 8 EIX reaffirms 2023 core EPS guidance of $4.55–4.85 1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications 2. 2023 guidance share count reflects shares outstanding as of Dec. 31, 2022. Dilution from shares issued during 2023 are reflected in EIX Parent and Other. 2023 YTD results based on weighted average share count in Q3 2023 Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding 2023 YTD 2023 Guidance Rate Base EPS 4.13 5.58 SCE Operational Variances 0.49 0.58–0.75 SCE Costs Excluded from Authorized (0.50) (0.74)–(0.73) EIX Parent and Other Operational expense (0.08) (0.12)–(0.11) Interest expense, preferred dividends (incl. dilution) (0.56) (0.75)–(0.64) EIX Consolidated Core EPS $3.48 $4.55–4.85 Share Count (in millions)2 383.0 382.2 EIX 2023 Core Earnings Per Share Guidance Range Building from SCE Rate Base EPS Rate Base CPUC FERC Rate Base ($Bn) $33.7 $7.6 Equity Ratio 52.00% 47.50% ROE 10.05% 10.30% EPS $4.61 $0.97 Modeling Considerations AFUDC 0.43 2022 CEMA decision true-up 0.14 Wildfire fund debt cost (0.09) Wildfire claims debt cost1 (0.45) (to be requested for recovery) Exec. compensation not in rates (0.20)

Significant portion of EIX 2023 financing plan accomplished, with strong investor support for offerings

EIX 2023 Debt Maturities
$ in Millions


$1,400
$400
term loan
due November
$600
term loan
due April
$400
2.95% senior notes
due March

EIX 2023 Financing Plan Status[1]
As of September 30, 2023

- Expect to issue securities with $300–400 million of equity content:
  - In March, issued $500 million of junior subordinated notes *($250 million equity content[2])*
  - Expect to generate ~$100 million common equity via internal programs *($74 million complete YTD)*
- Expect to issue parent debt for remainder
  - In May, issued $600 million of senior unsecured debt @5.25%
- Up to $750 million tender offer for outstanding preferred equity; equity content of repurchased securities to be replaced through an equity content financing (e.g., junior subordinated notes)

1. Financing plans are subject to change
2. Equity content based on S&P methodology

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Edison International | Third Quarter 2023 Earnings Call 10 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Oct. 1, 2022 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE for 2024 and 2025 upward to 10.75%; also resets costs of debt and preferred Advice letter to implement 70 bps upward adjustment filed October 13 for rates effective January 1, 2024 – New deadband becomes ±100bps around 5.78% Next Steps: – Intervenors may file protests by November 2 – CPUC Energy Division can approve advice letter or refer to full CPUC for approval CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Bond Index Rate (%), as of October 30, 2023 Average of 5.78% results in 70bps upward adjustment to ROE and becomes new benchmark Current Spot Rate: 6.72% https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics New deadband of 4.78–6.78% for Oct. 1, 2023– Sept. 30, 2024

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 85% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on October 31, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2023

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ADDITIONAL INFORMATION

Year-to-Date Earnings Summary

	YTD 2023	YTD 2022	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 2.69	$ 0.97	$ 1.72
EIX Parent & Other	(0.55)	(0.45)	(0.10)
Basic EPS	**$ 2.14**	**$ 0.52**	**$ 1.62**
Less: Non-core Items[1]			
SCE	$ (1.43)	$ (3.00)	$ 1.57
EIX Parent & Other	0.09	0.03	0.06
Total Non-core Items	**$ (1.34)**	**$ (2.97)**	**$ 1.63**
Core Earnings Per Share (EPS)			
SCE	$ 4.12	$ 3.97	$ 0.15
EIX Parent & Other	(0.64)	(0.48)	(0.16)
Core EPS	**$ 3.48**	**$ 3.49**	**$ (0.01)**

Key SCE EPS Drivers[2]		
Lower revenue[3,4]		$ (0.07)
GRC escalation	0.58	
Other CPUC revenue	(0.78)	
FERC and other operating revenue	0.13	
Lower O&M[4]		0.65
Wildfire-related claims		0.01
Higher depreciation[4]		(0.06)
Higher net financing costs[4]		(0.49)
Income taxes[3]		(0.08)
Other		0.21
Property and other taxes[4]	(0.09)	
Other operating income	(0.01)	
Other income and expenses	0.31	
Results prior to impact from share dilution		$ 0.17
Impact from share dilution		(0.02)
Total core drivers		$ 0.15
Non-core items[1]		1.57
Total		$ 1.72

EIX EPS[2]	
EIX Parent and Other	(0.16)
Total core drivers	$ (0.16)
Non-core items[1]	0.06
Total	$ (0.10)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2023 year-to-date key EPS drivers are reported based on 2022 weighted-average share count of 381.2 million. 2023 year-to-date weighted-average shares outstanding is 383.0 million
3. Includes $0.07 higher revenue related to lower tax benefits subject to balancing accounts and offset with income taxes
4. Includes $(0.62) recovered through regulatory mechanisms and offset with O&M $0.67, depreciation $0.02, interest expense $(0.03) and property and other taxes $(0.04)

Note: Diluted earnings were $2.13 and $0.52 per share for the nine months ended September 30, 2023 and 2022, respectively

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Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 7% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]



+6.9%
+1.5%
4.63
0.25
0.18
(0.11)
4.95
(0.25)
4.70
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
Non-Core items 1.34
GAAP EPS 3.36
2022 Core EPS
Rate Base Earnings
SCE Operational Variances[2]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[2]
Incr. WF Claims Debt Interest[3]
2023 Core EPS Guidance (@ Midpoint)[1]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

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Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ Sept. 30	Recovery Through	Remaining Rate Recovery by Year		
				Q4 2023	2024	2025
✓	GRC Track 3	267	Sept. '25	33	134	100
✓	CSRP Track 1	239	Dec. '25	50	87	102
✓	GRC Track 2	190	Feb. '25	34	134	22
✓	WEMA2	138	May '24	52	86	–
✓	Others[1]	138	Varies	37	82	19
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	80	Dec. '23	80	–	–
	Total	**1,052**		**285**	**523**	**244**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year		
			Q4 2023	2024	2025
2022 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	384	12 months	–	–	384
2021 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	327	12 months	–	273	55
2022 CEMA[3]	198	12 months	–	198	–
2021 CEMA[3]	132	12 months	–	132	–
Total	**1,041**		–	**603**	**438**

1. Includes 2020-2022 Residential Uncollectibles, CSRP Track 2, and Vegetation Management Z-Factor
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest in CEMA that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

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SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024)	*Settlement agreement filed with CPUC pending approval*
	2025 GRC (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Intervenors' prepared direct testimony due February 2024*
Wildfire	**2021 Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M	*PD scheduled for Dec '23 / Jan '24*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$383MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; also requested interim rate recovery beginning Mar '24	*Protests and responses and reply to protests and responses due in November*
	2021 CEMA (A.21-09-019)	Request recovery of costs associated with various events 2018–2020. $9MM capital, $127MM O&M; Rev. Req.: $132MM	*Comments on proposed decision due Nov. 20. Scheduled to be voted on at Nov. 30 CPUC mtg.*
	2022 CEMA (A.22-03-018)	Request recovery of costs assoc. with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM	*Awaiting proposed decision*
	TKM Cost Recovery (A.23-08-013)	Request recovery of $2.4 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and $65 million of restoration costs	*Prehearing conference expected by Nov. 2023*
	2023 WMP (2023-2025-WMPs)	New 3-year Wildfire Mitigation Plan covering 2023–2025	*Final approval received from Office of Energy Infrastructure Safety; CPUC ratification scheduled to be voted on at Nov. 30 CPUC mtg.*
	2023 Annual Safety Certification	Annual request for safety certification submitted to OEIS	*Final approval expected in December*

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Edison International | Third Quarter 2023 Earnings Call 17 TKM Cost Recovery Proposed Schedule Event SCE Proposal ✓ Application Filed Complete ✓ Protests and responses Complete ✓ SCE’s reply to protests Complete Pre-hearing Conference By November 2023 Scoping ruling issued December 2023 Public Advocates Office and intervenor testimony Late April/Early May 2024 Rebuttal testimony Late June 2024 Evidentiary Hearings Early September 2024 Opening Briefs Early November 2024 Reply Briefs Early December 2024 Proposed Decision February 2025 Final Decision March 2025 17

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.50–6.75	• CPUC ROE of 10.05% and FERC ROE 10.30% • Does not include upside from implementation of Cost of Capital Mechanism increasing CPUC ROE by 70bps (~$0.39)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in EIX Parent and Other. Actual financing activity may vary and is subject to change

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Edison International | Third Quarter 2023 Earnings Call 19 EIX expects 5–7% core EPS growth for 2025–20281 , with minimal equity needs 1. For 2025, represents the midpoint of the 2025 core EPS guidance range for $5.50–5.90 $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 1 Core driver for earnings trajectory is SCE’s strong rate base growth, driven by investing in the reliability, resilience, and readiness of the grid 2 2025–2028 core EPS growth achievable at current ROEs and projected interest rates 3 Stabilization of variables by 2025 allows for simplified growth story; opportunity to efficiently manage operational and financing costs to drive growth 4 For 2025 through 2028, we expect equity needs fulfilled using internal programs: ~$100 million/year 5–7% CAGR1 5 EPS guidance does not incorporate potential cost recovery for 2017/2018 Wildfire/Mudslide Events

Edison International | Third Quarter 2023 Earnings Call 20 Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex 5¢ AFUDC (~45¢/share) Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.05%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Cost recovery for 2017/2018 events benefits financial strength of the utility and reduces costs for customers

Modeling sensitivities:

For each $1 billion of cost recovery…

Debt paydown with proceeds of securitization[2]	**$1 billion**
Higher FFO-to-Debt	**~40–50 bps**
Reduced interest expense	**~$35 million *(~9¢/share)***

Reduces overall costs to customers[2]

Total potential avoided excess financing costs[3] for SCE debt issued over next 10 years	*As high as* **$4.9 billion**

1. SCE's pending application seeks a reasonableness review of the costs incurred and indicates an intent to seek authority for securitization after a final decision on cost recovery
2. Bill impact of $0.63/month for each $1 billion of recovery, with no impact to low-income customers. This will be offset by avoided excess financing costs for all customers
3. Represents the high end of the total estimated avoided excess debt costs realized through the narrowing of the debt issuance financing cost spread between SCE and its non-California peers if investors find the decision in this proceeding to be reasonable based on the underlying facts. For additional description and detail, see Thomas Fire and Debris Flow Cost Recovery Application – Financial Policy Testimony (SCE-01, Volume 3)

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Edison International | Third Quarter 2023 Earnings Call 22 EIX & SCE have limited variable-rate exposure Approximately $11 billion of the total ~$31 billion long-term debt portfolio matures through 20281 SCE Wildfire Interest expense will be included in cost recovery applications SCE Operational Minimal exposure based on authorized cost of capital EIX Parent Outstanding Short- and Long-Term Debt Maturities (2023–2028)1 as of September 30, 2023, $ in Millions 735 - 900 - - 439 2023 2024 2025 2026 2027 2028 1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The chart shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023 2. For variable rate debt, based on effective rates as of September 30, 2023 1,150 1,000 - 2,150 300 750 1,350 1,300 2023 2024 2025 2026 2027 2028 500 800 - 600 1,150 2023 2024 2025 2026 2027 2028 3.3% 3.5% 3.2% 5.3% 3.7% 3.6% 4.8% 5.8% Wtd. Avg. Rate2 Fixed Rate 4.2% Variable Rate - 4.7% 5.4% 3.5%

Edison International | Third Quarter 2023 Earnings Call 23 SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2023C 400 6/1/26 4.900% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2023E 550 10/1/28 5.650% 2022E 350 6/1/52 5.450% Total $6,200 Annualized Interest1: ~$274 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of September 30, 2023 Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events 1. Pre-tax. Based on SOFR of 5.40% as of September 30, 2023

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings (Losses) Attributable to Edison International, $ in Millions

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
SCE	$ 239	$ (80)	$ 1,029	$ 369
EIX Parent & Other	(84)	(48)	(210)	(172)
Basic Earnings	**$ 155**	**$ (128)**	**$ 819**	**$ 197**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(458)	(834)	(560)	(1,238)
Wildfire Insurance Fund expense	(54)	(54)	(159)	(160)
2021 NDCTP probable disallowance	—	—	(30)	—
Customer cancellations of certain ECS data services	—	—	(17)	—
Employment litigation matter, net of recoveries	—	—	10	(23)
Other wildfire claims and expenses, net of recoveries[1]	(7)	—	(7)	—
Upstream Lighting Program decision	—	(81)	—	(81)
Impairments	—	—	—	(64)
Organizational realignment charge	—	—	—	(14)
Income tax benefit[2]	145	266	214	438
Subtotal SCE	***(374)***	***(703)***	***(549)***	***(1,142)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	(3)	14	42	14
Income tax benefit (expense)[2]	1	(3)	(9)	(3)
Subtotal EIX Parent & Other	***(2)***	***11***	***33***	***11***
Less: Total non-core items	**$ (376)**	**$ (692)**	**$ (516)**	**$ (1,131)**
SCE	613	623	1,578	1,511
EIX Parent & Other	(82)	(59)	(243)	(183)
Core Earnings	**$ 531**	**$ 564**	**$ 1,335**	**$ 1,328**

1. Beginning in Q3 2023 management no longer believes that wildfire-related claims are representative of ongoing earnings, due to the implementation of the customer-funded self-insurance
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International[1]

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Basic EPS	$ 0.40	$ (0.33)	$ 2.14	$ 0.52
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(1.19)	(2.19)	(1.46)	(3.25)
Wildfire Insurance Fund expense	(0.14)	(0.14)	(0.42)	(0.42)
2021 NDCTP probable disallowance	—	—	(0.08)	—
Customer cancellations of certain ECS data services	—	—	(0.04)	—
Employment litigation matter, net of recoveries	—	—	0.03	(0.06)
Other wildfire claims and expenses, net of recoveries[2]	(0.02)	—	(0.02)	—
Upstream Lighting Program decision	—	(0.21)	—	(0.21)
Impairments	—	—	—	(0.16)
Organizational realignment charge	—	—	—	(0.04)
Income tax benefit[3]	0.37	0.70	0.56	1.14
Subtotal SCE	***(0.98)***	***(1.84)***	***(1.43)***	***(3.00)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	—	0.04	0.11	0.04
Income tax expense[3]	—	(0.01)	(0.02)	(0.01)
Subtotal EIX Parent & Other	***—***	***0.03***	***0.09***	***0.03***
Less: Total non-core items	***(0.98)***	***(1.81)***	***(1.34)***	***(2.97)***
Core EPS	**$ 1.38**	**$ 1.48**	**$ 3.48**	**$ 3.49**

1. 2023 EPS drivers are presented based on weighted-average share counts of 383.4 million and 383.0 million for Q3 and YTD, respectively; 2022 EPS drivers are presented based on weighted-average share counts of 381.6 million and 381.2 million for Q3 and YTD, respectively
2. Beginning in Q3 2023 management no longer believes that wildfire-related claims are representative of ongoing earnings, due to the implementation of the customer-funded self-insurance
3. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20%

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Edison International | Third Quarter 2023 Earnings Call 26 Low High Basic EIX EPS $3.21 $3.51 Total Non-Core Items1 (1.34) (1.34) Core EIX EPS $4.55 $4.85 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2023 EPS Attributable to Edison International

Edison International | Third Quarter 2023 Earnings Call 27 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com